UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

Williams Energy Partners L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (877) 934-6571

Not Applicable

(Former name or former address, if changed since last report)

Items 9 and	12. Regulation FD Disclosure and Results of Operations and Financial Condition.

Williams Energy Partners L.P. (the “Partnership”) wishes to disclose its press release dated July 28, 2003, furnished herewith as Exhibit 99.

For both the current quarter and year-to-date amounts, the non-generally accepted accounting principle financial measures of: (i) net income excluding transition costs, (ii) operating profit excluding transition costs and (iii) diluted earnings per unit excluding transition costs are presented in the Partnership’s earnings release. The components of these measures are computed by using amounts that are determined in accordance with generally accepted accounting principles (“GAAP”). As part of our press release information, the Partnership has provided a reconciliation of net income excluding transition costs to net income, operating profit excluding transition costs to operating profit and diluted earnings per unit excluding transition costs to diluted earnings per unit, which are their respective nearest comparable GAAP financial measures.

The Partnership believes that investors benefit from these measures because they more clearly portray the Partnership’s profitability as compared with prior year amounts.

In addition, the non-generally accepted accounting principle financial measure of operating margin (in the aggregate and by segment) is presented in the Partnership’s earnings release. The components of operating margin are computed by using amounts that are determined in accordance with GAAP. As part of our press release information, the Partnership has provided a reconciliation of operating margin to operating profit, which is its nearest comparable GAAP financial measure.

The Partnership believes that investors benefit from having access to the same financial measures being utilized by management. Operating margin is an important performance measure of the economic success of the Partnership’s core operations and individual asset locations. This measure forms the basis of its internal financial reporting and is used by senior management in deciding how to allocate capital resources between segments. Operating profit, however, includes expense items that management does not consider when evaluating the core profitability of an operation such as depreciation and general and administrative costs.

The Partnership defines operating margin as operating profit before: (1) applicable depreciation and amortization amounts, and (2) affiliate general and administrative expenses. Operating margin is exclusive of other income and expense transactions and provision for income taxes.

In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Items 9 and 12 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS ENERGY PARTNERS L.P.

	By:	WEG GP LLC
its General Partner

Date: July 28, 2003	By:	/s/ SUZANNE H. COSTIN
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

99.	Copy of the Partnership’s press release dated July 28, 2003.